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                                                                   Exhibit 10.25
                                                                   -------------

                        ADDENDUM TO EMPLOYMENT AGREEMENT

      WHEREAS, Wyndham International, Inc. (the "Company") and Richard A. Smith (the "Executive") are parties to that certain Executive Employment Agreement effective as of April 10, 2000 (the "Employment Agreement"); and

      WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement as specified in this Addendum to Employment Agreement (this "Addendum");

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree that effective August 16, 2001, the Employment Agreement is amended as hereinafter set forth.

      1. Certain Defined Terms. Capitalized terms not otherwise defined herein
         ---------------------
shall have the meanings ascribed to such terms in the Employment Agreement.

      2. Amendment to Paragraph 4. Unauthorized Disclosure. Paragraph 4 of the
         -------------------------------------------------
Employment Agreement is hereby deleted in its entirety and replaced with the following:

            4. Unauthorized Disclosure.
               -----------------------

                  (a) Confidential Information. Executive acknowledges that in
                      ------------------------
            the course of his employment with the Company (and, if applicable, its predecessors), he has been allowed to become, and will continue to be allowed to become, acquainted with the business affairs, information, trade secrets, and other matters of the Company and its subsidiaries which are of a proprietary or confidential nature, including but not limited to the operations, business opportunities, price and cost information, finance, customer information, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, and other confidential information and knowledge (collectively the "Confidential Information") concerning the business of the Company, its predecessors and their respective subsidiaries. The Company agrees to provide on an ongoing basis such Confidential Information as the Company deems necessary or desirable to aid Executive in the performance of his duties. Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside the Company except to the extent that (i) Executive deems such disclosure or use reasonably necessary or appropriate in connection with performing his duties on behalf of the Company, (ii) Executive is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information, provided that in such case, Executive shall promptly inform the Company of such event, shall cooperate with the Company in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order; (iii) such Confidential Information becomes generally known to and available for use by the hotel and hospitality industry (the "Hotel Industry"), other than as a result of any action or inaction by Executive; or (iv) such information has been rightfully received by a member of the Hotel Industry or has been published in a form generally available to the Hotel Industry prior to the date Executive proposes to disclose or use such information. Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with the Company or any of its subsidiaries. At such time as Executive shall cease to be employed by the Company, he will immediately turn over to the Company all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them provided to or created by him during the course of his employment with the Company.

                  (b) Heirs, successors, and legal representatives. The
                      --------------------------------------------
            foregoing provisions of this Paragraph 4 shall be binding upon
            Executive's heirs, successors, and legal representatives. The provisions of this Paragraph 4 shall survive the termination of this Agreement for any reason.

                  (c) Definition of Subsidiary. For purposes of this Paragraph 4
                      ------------------------
            and for purposes of Paragraph 5 (Covenant Not to Compete) below, "subsidiary" of the Company means any corporation, partnership, joint venture, limited liability company or other entity of which
            (i) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions for such entity is directly or indirectly beneficially owned by the Company (either alone or through or together with one or more of its subsidiaries), or (ii) the Company or any subsidiary of the Company is a general partner or manager.

      3. Amendment to Paragraph 5. Covenant Not to Compete. Paragraph 5 of the
         -------------------------------------------------
Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  5. Covenant Not to Compete. In consideration for the Option,
                     -----------------------
            the Restricted Unit Award granted to Executive on April 12, 2001, the other consideration set forth in the Addendum, the Company's promise to provide Confidential Information as set forth in Paragraph 4 above (including the Confidential Information provided by the Company to Executive concurrently with the execution of the Addendum, which Executive acknowledges has not been previously provided to Executive), and for Executive's employment by the Company under the terms provided in this Agreement, and as a means to aid in the performance and enforcement of the terms of and preserve the rights of the Company


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

            pursuant to the Unauthorized Disclosure provisions of Paragraph 4, Executive agrees as follows:

                        (a) during the term of Executive's employment with the
                  Company and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate, manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity which is in the business of owning, operating, managing or granting franchise rights with respect to hotels, motels or other lodging facilities in any area or territory in which the Company or any of its subsidiaries conducts operations; provided, however, that the foregoing shall not prohibit Executive from owning up to one percent (1%) of the outstanding stock of a publicly held company engaged in the hospitality business. Notwithstanding the foregoing, after Executive's employment with the Company has terminated, upon receiving written permission by the Board, Executive shall be permitted to engage in such activities with respect to any other hotel, motel or lodging facility that would be immaterial to the operations of the Company and its subsidiaries in the area or territory in question. Immateriality, for purposes of the foregoing sentence, shall be determined in the sole discretion of the Board in good faith.

                        (b) during the term of Executive's employment with the
                  Company and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not, directly or indirectly, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity, call upon, compete for, solicit, divert, or take away, or attempt to divert or take away any of the customers (including, without limitation, any hotel owner, lessor or lessee, asset manager, trustee or consumer with whom the Company or any of its subsidiaries from time to time (i) has an existing agreement or business relationship; (ii) has had an agreement or business relationship within the two-year period preceding the Executive's last day of employment with the Company; or (iii) has included as a prospect in its applicable pipeline) or vendors of the Company or any of its subsidiaries in any of the areas or territories in which the Company or any of its subsidiaries conducts operations if such action has the intent or effect of interfering with the Company's or any of its subsidiaries' relationship with the vendor or customer.

                        (c) during the term of Executive's employment with the
                  Company and for a period of twenty-four (24) months thereafter, regardless of the reason for termination of employment, Executive will not directly or indirectly solicit or induce any current or prospective employee of the Company or any of its subsidiaries (including, without limitation, any current or prospective employee of the Company or any of its subsidiaries within the six-month period preceding Executive's last day of employment with the Company or within the 24-month period of this covenant) to accept employment with Executive or with any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated, and Executive will not employ or cause any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated to employ any current or prospective employee of the Company or any of its subsidiaries without providing the Company with ten (10) days' prior written notice of such proposed employment.

                        (d) Executive agrees and acknowledges that the
                  restrictions contained in this noncompetition covenant are reasonable in scope of activity, duration and geographical area and are necessary to protect the Company's business interests and Confidential Information after the Effective Date of this Agreement. If any provision of this noncompetition covenant as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the scope of activity or area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area and/or scope of activity of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this noncompetition covenant will cause irreparable damage to the Company, and upon breach of any provision of this noncompetition covenant, the Company shall be entitled to injunctive relief, specific performance, or other equitable relief; provided, however, that this shall in no way limit any other remedies which the Company may have (including, without limitation, the right to seek monetary damages).

                        (e) Should Executive violate the provisions of this
                  Paragraph, then in addition to all other rights and remedies available to the Company at law or in equity, the duration of this covenant shall automatically be extended for the period of time from which Executive began such violation until he permanently ceases such violation.

      4. Amendment to Subparagraph (6)(e). Termination by Executive. The last
         ----------------------------------------------------------
two sentences of Subparagraph 6(e) of the Employment Agreement are hereby deleted in their entirety and replaced with the following:

                  "Good Reason Process" shall mean that (i) the Executive
            reasonably determines in good faith that a "Good Reason" event has occurred; (ii) Executive notifies the Company in writing (the "Good Reason Notice") of the occurrence of the Good Reason event; (iii) for a period (the "Good Reason Process Period") consisting of not less than thirty (30) days if the Good Reason Notice is delivered to the Company within 18 months after the occurrence of the first event constituting a Change in Control (as defined in Subparagraph 8(c)) and not less than ninety (90) days in all other instances, Executive cooperates in good faith with the Company's efforts to modify Executive's employment situation in a manner acceptable to Executive and the Company; and (iv) notwithstanding such efforts, one or more of the Good Reason events continues to exist and has not been modified in a manner acceptable to Executive. If the Company cures the Good Reason event during the applicable Good Reason Process Period, Good Reason shall be deemed not to have occurred.

      5. Amendment to Subparagraph 7(d)(i). The last sentence of Subparagraph
         ---------------------------------
7(d)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            Notwithstanding the foregoing, in the event Executive terminates his employment for Good Reason as provided in Subparagraph 6(e), he shall be entitled to the Severance Amount only if he provides the Good Reason Notice provided for in Subparagraph 6(e) within thirty
            (30) days after the occurrence of the event or events which constitute Good Reason as specified in clauses (A), (B), (C), (D),
            (E) and (F) of Subparagraph 6(e) and he provides the Notice of Termination provided for in Subparagraph 6(f) within five (5) days after the expiration of the Good Reason Process Period;

      6. Amendment to Paragraph 8. Change in Control Payment. In the last
         ---------------------------------------------------
sentence of the first paragraph of Paragraph 8 of the Employment Agreement, the words "These provisions" are hereby deleted and replaced with "The provisions of Subparagraph 8(a)".

      7. Amendments to Subparagraph 8(a). Change in Control. The first sentence
         --------------------------------------------------
of Subparagraph 8(a)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            If within eighteen (18) months after the occurrence of the first event constituting a Change in Control, Executive's employment is terminated by the Company without Cause as provided in Subparagraph 6(d) or Executive terminates his employment for Good Reason as provided in Subparagraph 6(e), then the Company shall pay Executive the Severance Amount as provided in Subparagraph 7(d)(i) in substantially equal bi-weekly installments, in arrears, over twenty-four (24) months; provided, however, that in the event Executive commences any employment with an employer other than the Company during such twenty-four (24) month period, the Company shall not be entitled to any right of set-off against the Severance Amount for any cash compensation received by the Executive from the new employer during such period.

            Subparagraph 8(a)(iii) is hereby deleted in its entirety and replaced with the following:

                  (iii) Notwithstanding anything to the contrary in any
            applicable option agreement or stock-based award agreement, in the event of a Change in Control during the Period of Employment, any unvested portions of any stock option or other stock-based award shall fully vest and become exercisable one hundred eighty (180) days after the date of the Change in Control (provided Executive is employed by the Company on such 180th day) or, if earlier, on the date following the Change in Control that the Executive's employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason. In the event of such termination, Executive shall have three hundred sixty (360) days following the Date of Termination to exercise all his stock options; provided, however, in no event may Executive exercise any stock option on or after the Expiration Date of such option (as defined in the applicable option agreement). With respect to a Change in Control occurring after the date of the Addendum, the foregoing provisions of this Subparagraph 8(a)(iii) are hereby substituted for and replace any provisions in any applicable option agreement relating to vesting in connection with a Change in Control or exercisability if Executive's employment is terminated without Cause or for Good Reason within 180 days after a Change in Control. Notwithstanding the first sentence of this Subparagraph 8(a)(iii), the Restricted Unit Award granted to Executive on April 12, 2001 shall not vest as provided in such first sentence and shall instead vest in accordance with the terms of such Restricted Unit Award. Executive shall also be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto (as amended hereby) pursuant to which such options or awards were granted; and

      8. Amendments to Subparagraph 8(b). Gross Up Payment. Subparagraph 8(b)(i)
         -------------------------------------------------
of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  (i) Excess Parachute Payment. If Executive incurs the tax (the
            "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") on "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code, the Company will pay to Executive an amount such that the net amount retained by Executive, after deduction of any Excise Tax on the excess parachute payment and any federal, state and local income taxes and employment taxes (together with penalties and interest) and Excise Tax upon the payment provided for by this sentence, will be equal to the Severance Amount. In addition, if pursuant to the immediately preceding sentence a full gross up payment is not made to Executive for the entire amount of Excise Tax (and any federal, state and local income taxes and employment taxes (together with penalties and interest) and Excise Tax on the payment provided for in the immediately preceding sentence) incurred by Executive in connection with the first event constituting a Change in Control, then the Company will pay to Executive an additional amount that, after taking into account the amount payable pursuant to the immediately preceding sentence, will completely gross up the Executive for the entire amount of Excise Tax (and for any federal, state and local income taxes and employment taxes (together with penalties and interest) and Excise Tax on the payments provided for by this Subparagraph 8(b)(i)); provided, however, that any payment made pursuant to this sentence will not exceed an amount equal to twice the Executive's Base Salary or Adjusted Base Salary, as applicable, in effect immediately prior to the date of the Change in Control. The payments made pursuant to this Subparagraph 8(b)(i) are collectively referred to herein as the "Gross Up Payments". It is the intent that the Gross Up Payments provided for by this Subparagraph 8(b)(i) place Executive in the same position Executive would have been in had no Excise Tax been imposed, subject to the limitation on the Gross Up Payment provided for in the second sentence of this Subparagraph 8(b)(i) by the proviso of such sentence.

            Subparagraph 8(b)(ii) is hereby deleted in its entirety and replaced with the following:

                  (ii) Applicable Rates. For purposes of determining the amount of the Gross Up Payments, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payments are to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's primary residence for the calendar year in which the Gross Up Payments are to be made, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

            Subparagraphs 8(b)(iii) and 8(b)(iv) are hereby deleted in their entirety and are replaced with the following:

                  (iii) Time for Payment. The Company will pay the estimated amount of the Gross Up Payments in cash to Executive at such time or times when the Excise Tax is due. Executive and the Company and their respective tax advisors agree to confer and reasonably cooperate in the determination of the actual amount of the Gross Up Payments. Without limiting the foregoing, Executive shall, if requested by the Company, cooperate in a valuation of Executive's obligations under paragraph 5 of this Agreement by a valuation firm selected and paid for by the Company. Further, Executive and the Company agree to make such adjustments to the estimated amount of the Gross Up Payments as may be necessary to equal the actual amount of the Gross Up Payments, which in the case of Executive will refer to refunds of prior overpayments and in the case of the Company will refer to makeup of prior underpayments.

      9. Amendment to Subparagraph 8(c). Definitions. The penultimate sentence
         -------------------------------------------
of Subparagraph 8(c) is hereby deleted in its entirety and replaced with the following:

            All defined terms used in the definition of "Change in Control" shall have the same meaning as set forth in the Certificate of Designation of Series B Convertible Preferred Stock of Wyndham International, Inc. as in effect on the Effective Date of this Agreement.

      10. Amendment to Paragraph 13. Arbitration; Other Disputes. Paragraph 13
          ------------------------------------------------------
of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            13. Mediation and/or Arbitration; Other Disputes.
                --------------------------------------------

                  (a) General Procedures. In the event of any dispute or
                      ------------------
            controversy arising under or in connection with the terms of this Agreement, the parties shall first promptly try in good faith to settle such dispute or controversy by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA") before resorting to arbitration, provided, however, that if the dispute or controversy concerns whether Executive is entitled to a payment under subparagraph 8(a) or 8(b) or the amount of any payment to which the Executive is entitled under subparagraph 8(a) or 8(b), the expedited procedures in subparagraph 13(b) will apply. In the event such dispute or controversy remains unresolved in whole or in part for a period of thirty (30) days after it is submitted to mediation, the parties will settle any remaining dispute or controversy exclusively by arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the AAA then in effect. The parties


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

            hereto agree that any dispute relating to the terms of this Agreement or the performance by the parties of their respective obligations under the terms of this Agreement shall not in any event be subject to the AAA's National Rules for the Resolution of Employment Disputes. Judgment may be entered on the arbitrator's award in any court having jurisdiction. With respect to a dispute or other controversy arising under or in connection with the terms of this Agreement after a Change in Control, all administration fees and arbitration fees shall be paid solely by the Company. Each party agrees to pay its own legal fees and expenses incurred in connection with mediation and/or arbitration.

                        Notwithstanding the above, the Company shall be entitled
            to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of paragraph 4 or 5 hereof. Should a dispute occur concerning Executive's mental or physical capacity as described in subparagraphs 6(b), 6(c) or 7(b), a doctor selected by Executive and a doctor selected by the Company shall be entitled to examine Executive. If the opinion of the Company's doctor and Executive's doctor conflict, the Company's doctor and Executive's doctor shall together agree upon a third doctor, whose opinion shall be binding.

                        Any amount to which Executive is entitled under this
            Agreement (including any disputed amount) which is not paid when due shall bear interest from the date due until paid at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum lawful rate.

                  (b) Expedited Procedures. The following expedited procedures
                      --------------------
            apply in the event of any dispute or controversy concerning whether Executive is entitled to a payment under subparagraph 8(a) or 8(b) or the amount of any payment to which Executive is entitled under subparagraph 8(a) or 8(b), and are intended to supplement the general procedures detailed above. The parties shall first promptly try in good faith to settle such dispute or controversy by expedited mediation under the Commercial Mediation Rules of the AAA, as modified by this Agreement, before resorting to arbitration. In the event that such dispute or controversy remains unresolved in whole or in part for a period of fifteen (15) days after either party files a request for expedited mediation with the AAA, the parties will settle any remaining dispute or controversy exclusively by expedited arbitration in Dallas, Texas in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the AAA then in effect, as modified by this Agreement. The parties agree that the arbitration hearing will be held sixty (60) days after the filing of a demand for expedited arbitration. The parties further agree that the following deadlines shall apply: (1) a party has fifteen (15) days following the conclusion of the mediation period to file an arbitration demand; (2) the


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

            opposing party then has seven (7) days to file an answering statement; (3) thereafter, the parties have thirty-five (35) days to conduct discovery, and (4) the parties have seven (7) days following the close of discovery to exchange copies of all exhibits that they intend to submit at the hearing. During the first five (5) days of the discovery period, and prior to either party starting discovery, the parties must agree upon the type of discovery that will be conducted and upon a discovery schedule. Any dispute regarding the type of discovery or the discovery schedule must be resolved by the arbitrator during a discovery conference conducted in person or on the telephone within the first five (5) days of the discovery period. The parties agree that the arbitrator shall have fifteen
            (15) days after the arbitration hearing to issue an award. The award shall be written and reasoned, if requested by one of the parties.

      11. Governing Law. The validity, interpretation, construction, and
          -------------
performance of this Addendum shall be governed by the laws of the State of Texas (without regard to principles of conflicts of laws).

      12. Counterparts. This Addendum may be executed in several counterparts,
          ------------
each of which shall be deemed an original but all of which together will constitute one and the same instrument.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Addendum effective as of August 16, 2001.

                          WYNDHAM INTERNATIONAL, INC.


                           By:/s/ Mary Watson
                              --------------------------------------------------
                           Name:  Mary Watson
                                ------------------------------------------------
                           Title: Senior Vice President - Human Resources
                                 -----------------------------------------------

                           /s/ Richard A. Smith
                           -----------------------------------------------------
                           Richard A. Smith, Executive


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